Exhibit 3.89

ARTICLES OF INCORPORATION

OF

VERITAS ANALYTICS, INC.

The undersigned incorporators, for the purpose of forming a corporation, and by virtue of Chapter 9, Title 13.1, of the Code of Virginia, do hereby set forth the following:

1. Name.

The name of the Corporation (which hereinafter is called the “Corporation”) is Veritas Analytics, Inc.

2. Purposes.

The Corporation is organized for the transaction of all lawful business not required to be specifically stated in these articles of incorporation for which corporations may be incorporated under the Virginia Stock Corporation Act.

3. Authorized Capital.

The aggregate number of shares which the Corporation shall have the authority to issue and the par value per share are as follows:

Class and Series	Number of Shares	Par Value Per Share
Common	5,000	$1.00

4. Issuance of Stock.

The Board of Directors of the Corporation is hereby empowered to authorize and direct the issuance from time to time of the stock of the Corporation of any class, whether now or hereafter authorized, and bonds, debentures, notes or other securities convertible into shares of stock of any class, whether now or hereafter authorized, or any options or warrants for such shares, for such consideration as the Board of Directors may deem advisable, subject to such limitations and restrictions, if any, as may be set forth in the by-laws of the Corporation.

5. Indemnification of Officers and Directors.

The Corporation shall indemnify officers and directors to the extent permitted, and in the manner provided by Sections 13.1-696 through 13.1-704 of the Code of Virginia, as amended by succeeding legislation, and shall have the power to make any other or further indemnity permitted under the laws of the Commonwealth of Virginia.

6. Registered Office and Registered Agent.

The address of the initial registered office is 124 South Royal Street, Alexandria, VA 22314. The name of the city or county in which the initial registered office is located is the City of Alexandria. The name of the Corporation’s registered agent is John M. Ballenger, who is a resident of Virginia and a member of the Virginia State Bar, and whose business address is the same as the registered office of the Corporation.

7. Directors.

The initial Board of Directors shall consist of two persons, who shall serve until their successors are qualified according to the bylaws, and whose names and addresses are:

Donald F. Gendron

201 Markwood Drive

Sterling, VA 20165

Robert R. Pelletier

16860 Woodgrove Road

Round Hill, VA 20141

8. Pre-emptive Rights.

No holder of shares of any class of the corporation shall have any preemptive right to purchase or subscribe to (i) any shares of any class of the Corporation, whether now or hereafter authorized; (ii) any warrants, rights, or options to purchase any such shares; or (iii) any securities or obligations convertible into any such shares or into warrants, rights, or options to purchase any such shares.

Given under our hand this 22nd day of February, 1999.

/s/ Donald F. Gendron
Donald F. Gendron 201 Markwood Drive
Sterling, VA 20165

/s/ Robert R. Pelletier
Robert R. Pelletier 16860 Woodgrove Road
Round Hill, VA 20141

Incorporators

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

March 1, 1999

The State Corporation Commission has found the accompanying articles submitted on behalf of

VERITAS ANALYTICS, INC.

to comply with the requirements of law, and confirms payment of all related fees.

Therefore, it is ORDERED that this

CERTIFICATE OF INCORPORATION

be issued and admitted to record with the articles of incorporation in the Office of the Clerk of the Commission, effective March 1, 1999.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION

By	/s/ T.V. Morrison, Jr.
Commissioner

CORPACPT

CIS20436

99-02-23-0017

I Certify the Following from the Records of the Commission:

The foregoing is a true copy of all documents constituting the charter of VERITAS ANALYTICS, INC. on file in the Clerk’s Office of the Commission.

Nothing more is hereby certified.

Signed and Sealed at Richmond on this Date: November 8, 2017
/s/ Joel H. Peck
Joel H. Peck, Clerk of the Commission

CIS0502